CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund IV, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Quarterly Report on Form 10-Q for the period ending March 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  May 9, 2003                        /s/ Robert A. Bourne
                                          -----------------------------------
                                          Name:  Robert A. Bourne
                                          Title: President and Treasurer

                                          A  signed  original  of  this  written
                                          statement  required by Section 906 has
                                          been  provided  to CNL Income Fund IV,
                                          Ltd.  and  will  be  retained  by  CNL
                                          Income Fund IV, Ltd. and  furnished to
                                          the Securities and Exchange Commission
                                          or its staff upon request.